As filed with the Securities and Exchange Commission on May 12, 2011

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SABRE INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-0319300
(State of incorporation or organization)	(IRS Employer Identification No.)

1120 Welsh Road, Suite 210, North Wales, Pennsylvania	19454
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-166432

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None
Title of Class

Item 1.    Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is Common Stock, par value $0.01 per share (the “Common Stock”), of Sabre Industries, Inc., a Delaware corporation (the “Company”).  The description of the Common Stock set forth under the caption “Description of Capital Stock” in the Prospectus that constitutes a part of the Company’s Registration Statement on Form S-1 (File No. 333-166432) (the “Form S-1”) originally filed with the Securities and Exchange Commission on April 30, 2010, as subsequently amended, is incorporated herein by reference.

Item 2.    Exhibits.

The documents listed below are filed as exhibits to this Registration Statement:

Exhibit No.

3.1*	Certificate of Incorporation of Sabre Industries, Inc. (as currently in effect prior to the effectiveness of the Form S-1)
3.2*	Amended and Restated Certificate of Incorporation of Sabre Industries, Inc. (to become effective immediately prior to the completion of the offering to which the Form S-1 relates)
3.3*	Bylaws of Sabre Industries, Inc. (as currently in effect prior to the effectiveness of the Form S-1)
3.4*	Amended and Restated Bylaws of Sabre Industries, Inc. (to become effective immediately prior to the completion of the offering to which the Form S-1 relates)
4.1*	Form of Specimen Common Stock Certificate of Sabre Industries, Inc.
10.16*	Registration Rights Agreement dated May 9, 2006 by and among Sabre Communications Holdings, Inc., Corinthian SC, LLC, D.B. Zwirn Special Opportunities Fund, L.P. and James D. Mack
10.17*

Amendment to Registration Rights Agreement dated April 27, 2010 by and among Sabre Industries, Inc., Corinthian SC, LLC, ZM Equity Private Equity I, L.P., ZM Equity Private Equity II, L.P. and James D. Mack

*  Incorporated herein by reference to the identically numbered exhibit in the Form S-1.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 12, 2011	SABRE INDUSTRIES, INC.
(Registrant)

	By:	/s/ Peter J. Sandore
		Name:	Peter J. Sandore
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.

3.1*	Certificate of Incorporation of Sabre Industries, Inc. (as currently in effect prior to the effectiveness of the Form S-1)
3.2*	Amended and Restated Certificate of Incorporation of Sabre Industries, Inc. (to become effective immediately prior to the completion of the offering to which the Form S-1 relates)
3.3*	Bylaws of Sabre Industries, Inc. (as currently in effect prior to the effectiveness of the Form S-1)
3.4*	Amended and Restated Bylaws of Sabre Industries, Inc. (to become effective immediately prior to the completion of the offering to which the Form S-1 relates)
4.1*	Form of Specimen Common Stock Certificate of Sabre Industries, Inc.
4.2	See Exhibits 3.1 and 3.2 for provisions defining the rights of holders of common stock of the registrant
10.16*	Registration Rights Agreement dated May 9, 2006 by and among Sabre Communications Holdings, Inc., Corinthian SC, LLC, D.B. Zwirn Special Opportunities Fund, L.P. and James D. Mack
10.17*

Amendment to Registration Rights Agreement dated April 27, 2010 by and among Sabre Industries, Inc., Corinthian SC, LLC, ZM Equity Private Equity I, L.P., ZM Equity Private Equity II, L.P. and James D. Mack

*  Incorporated herein by reference to the identically numbered exhibit in the Form S-1.